UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/16/2007

PETRO STOPPING CENTERS, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13018

Delaware	74-2628339
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6080 Surety Dr.
El Paso, Texas 79905
(Address of principal executive offices, including zip code)

(915) 779-4711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Petro Stopping Centers, L.P., Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation (collectively, the "Petro Entities") entered into the Fifth Amendment and Consent (the "Amendment") Relating to Credit Agreement among the Petro Entities, the Lenders, and Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent, and L/C Issuer (the "Agreement). The Amendment, entered into as of February 16, 2007, among other things, permits the Petro Entities to: (i) lower the applicable rate with respect to Base Rate Loans, Eurodollar Rate Loans, Committment fee payable, and Letter of Credit Fees, (ii) extend the maturity date of the Revolving and Term Loans until February 9, 2009, and (iii) increase the amount allowed for capital expenditures and for building new Petro Stopping Centers.

A copy of the amendment to the Agreement is filed as Exhibit 10.44 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a) Financial statements of business acquired:
Not applicable

(b) Pro-forma financial information:

Not applicable

(c) Exhibits:

10.44 - Fifth Amendment and Consent Relating to Credit Agreeement, entered into as of February 16, 2007, among Petro Stopping Centers, L.P., Petro Stoppping Centers Holdings, L.P., Petro Holdings Financial Corporation, Petro Distributing, Inc., and Petro Financial Corporation, the Lenders, and Wells Fargo Bank, N.A., as Administrative Agent, Collateral Agent and L/C Issuer.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO STOPPING CENTERS, L.P.

Date: February 21, 2007	By:	/s/ Edward Escudero
Edward Escudero
Chief Financial Officer and Secretary (On behalf of the Registrant and as Registrant's Principal Financial Officer and Chief Accounting Officer)

Exhibit Index

Exhibit No.	Description
EX-10.44	Fifth Amendment and Consent Relating to Credit Agreement, entered into as of February 16, 2007.